Golden Enterprises, Inc.
GLDC

Proxy Statement for Golden Enterprises, Inc.
Announcing  Stockholders annual meeting for
September 30, 2003 at 11:00 a.m. Birmingham Time

                            GOLDEN ENTERPRISES, INC.
                             2140 11th Avenue South
                                   Suite 208
                           Birmingham, Alabama 35205

                            NOTICE OF ANNUAL MEETING

     Notice Is Hereby Given that the Annual Meeting of the Stockholders of Golden Enterprises, Inc., (the "Company") a Delaware Corporation, will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama on September 30, 2003, at 11:00 A.M., Birmingham time, for the following purposes:

1.   To elect a Board of Directors.

2.   To transact  such other  business as may properly  come before the meeting.

     Stockholders of record at the close of business on August 8, 2003, are entitled to notice of and to vote at the meeting. All Stockholders are cordially invited to attend the meeting.

                                        By Order of the Board of Directors
                                        John S. Stein
                                        Chairman

Birmingham, Alabama
September 5, 2003

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES PERSONALLY AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                PROXY STATEMENT

                                    GENERAL

     The annual meeting of the stockholders of Golden Enterprises, Inc. (the "Company") will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama on September 30, 2003, at 11:00 A.M. All holders of record of common stock as of August 8, 2003, will be entitled to vote at the meeting and any adjournment thereof. The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.

                        PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc. The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or personal interview at no additional compensation.

                       SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock of the Company of record at the close of business on August 8, 2003, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 8, 2003 was 11,883,305 shares.
     Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At August 8, 2003, Sloan Y. Bashinsky, Sr., Chairman Emeritus of the Board, and Compass Bank, as Trustee of the Golden Enterprises, Inc., and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of the Company. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.

                                 Amount and Nature of
Name and Address of            Beneficial Ownership (1)         Percent of
Beneficial Owner                Direct        Indirect           Class
--------------------            ------        --------          -------
Sloan Y. Bashinsky, Sr.         10,500       6,683,672 (2)(3)(4)  56.3%
2140 11th Ave. So.
Suite 208
Birmingham, Alabama 35205


                                        Amount and Nature of
Name and Address of                     Beneficial Ownership (1)              Percent of
  Beneficial Owner                       Direct         Indirect                Class
----------------------                   ------         --------              -----------
Compass Bank, as Trustee                -0-            1,000,970 (5)            8.4%
of the Golden Enterprises, Inc.
and subsidiaries Employee
Stock Ownership Plan
701 South 32nd Street
Birmingham, Alabama 35233 (a)

(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

(2)  Includes  5,283,128 shares owned by SYB, Inc., a corporation of which Sloan
     Y. Bashinsky, Sr. is Chairman of the Board and the majority stockholder. For SEC reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

(3) Includes 1,000,000 shares owned by SYB, Inc. as Trustee of a Trust created by Sloan Y. Bashinsky, Sr. SYB, Inc. exercises the right to vote the shares and the investment power relative to the shares. For SEC reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares.
     Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

(4) Includes 400,544 owned by the Bashinsky Foundation, Inc., of which Sloan Y. Bashinsky, Sr. is the founder and Chairman of the Board. For SEC reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares.
     Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

(5) The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc., and John H. Shannon, Vice President and Secretary of the Company.

(a) The Employee Stock ownership Plan is an employee benefit plan qualified under ss.401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of 1974.

Security Ownership Of Management

     The following table shows the shares of common stock of Golden Enterprises, Inc., beneficially owned, directly or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 8, 2003:

                                            Amount and Nature of
                                           Beneficial Ownership (1)   Percent of
Name                                       Direct      Indirect         Class
--------------------                       ------      -------        ---------
John S. Stein (a) (b)                     288,854           -0- (3)      2.4%
J. Wallace Nall, Jr.                          -0-        196,000(4)      1.6%
F. Wayne Pate                             136,994            32 (5)      1.2%
Edward R. Pascoe                          100,000            -0-           *
John P. McKleroy, Jr. (c) (d)              28,000 (2)        -0-           *
James I. Rotenstreich                       9,533            -0-           *
John S. P. Samford                          1,666            -0-           *
Joann F. Bashinsky (e) (f)                 10,571            -0-           *
Mark W. McCutcheon                          4,455            -0- (3)       *
Randy Bates                                 3,463            -0-           *
David Jones                                   296            -0-           *

   All Directors and
   Officers as a group                    608,082        196,032         6.8%
------------------
*Less than one percent of class

(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose of, or to direct the disposition of, such security.

(2) Includes 22,490 shares held by a self-employed pension plan and personal IRAaccount for the benefit of John P. McKleroy, Jr.

(3) Does not include any portion of the 1,000,970 shares of common stock of the Company which are owned by Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. Messrs. Stein and McCutcheon are members of the plan's administrative committee and exercise the voting power of the shares. Messrs. Stein and McCutcheon disclaim any beneficial ownership of such shares with the exception of the following shares which are vested in their respective accounts as an employee-participant under the Plan: Stein 49,077, McCutcheon 2,925.

(4) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For SEC reporting purposes. Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.

(5)  Includes 32 shares owned by the wife of F. Wayne Pate.

(a) Mr. Stein is a Director and President of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(b) Mr. Stein is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(c) Mr. McKleroy is a Director and Secretary of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(d) Mr. McKleroy is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(e) Mrs. Bashinsky is a Director and Vice President of SYB, Inc., which beneficially owns 6,283,128 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

(f) Mrs. Bashinsky is a Director and Vice President of the Bashinsky Foundation, Inc., which beneficially owns 400,544 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

     Each Director has the sole voting and investment power of the shares directly owned by him.

     SYB, Inc., beneficially owns 6,283,128 shares of common stock of the Company. John S. Stein, Joann F. Bashinsky and John P. McKleroy, Jr., Directors of the Company, each serves as a Director and Officer of SYB, Inc. Joann F. Bashinsky is the wife of Sloan Y. Bashinsky, Sr. Mr. Bashinsky is Director Emeritus of the Company and owns 80% of the voting stock of SYB, Inc. and the other 20% is vested in a trust for the use and benefit of his children and grandchildren of which John P. McKleroy, Jr., serves as a Co-Trustee. In Mr. Bashinsky's will and in the trust document, he has provided that in the event SYB, Inc. or his estate owns any shares of Golden Enterprises stock at his death, the shares of Golden Enterprises held by SYB. Inc. and the estate and the voting shares of SYB, Inc. shall be voted by a committee made up of each member of the Board of Directors of Golden Enterprises and one member designated by his executors/trustees.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine Directors are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last annual meeting. On April 4, 2003, D. Paul Jones, Jr. resigned as a member of the Board of

Directors creating a vacancy on the Board. The Company intends to fill the vacancy upon completing its review of the qualifications of a number of candidates. Proxies cannot be voted for a greater number of persons than the number of nominees named.
     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election, it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees unless the Board of Directors reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.
     The following table shows the names of the nominees for election as directors, their respective ages as of August 8, 2003, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.

                                                 Principal Occupation
                                                 Business Experiences                                Director
Name and Age                                     and Other Directorships                               Since
------------                                     -----------------------                             --------

John S. Stein, 66                   Mr. Stein is Chairman of the Board.  He was elected                  1971
                                    Chairman on June 1, 1996.  He served as Chief
                                    Executive Officer from 1991 to April 4, 2001, and
                                    as President from 1985 to 1998 and from June 1,
                                    2000 to April 4, 2001.  Mr. Stein also served as
                                    President of Golden Flake Snack Foods, Inc.
                                    from 1976 to 1991.  Mr. Stein retired as an
                                    employee with the Company on May 31, 2002.
                                    Mr. Stein is a Director of Compass Bancshares, Inc.

Edward R. Pascoe, 66                Mr. Pascoe is retired Chairman of the Board of Steel                 1971
                                    City Bolt & Screw, Inc. (formerly Coosa Acquisition, Inc.)
                                    which, in 1995, acquired the bolt and special fastener
                                    business owned by the Company. He served as
                                    President of Steel City Bolt & Screw, Inc. and Nall &
                                    Associates, Inc., which were wholly-owned subsidiaries of the
                                    Company, from 1972 and 1973, respectively, until 1995.

John P. McKleroy, Jr., 59           Mr. McKleroy is an attorney and member with Spain                    1976
                                    & Gillon, L.L.C., general counsel for the Company.
                                    He has practiced law with this firm since 1968.

James I. Rotenstreich, 66           Mr. Rotenstreich is Chairman and Chief Executive                     1984
                                    Officer of JHF Holdings, Inc. ("JHF"), a company
                                    formerly doing business under the name of Jefferson Home
                                    Furniture Company, Inc. He has served as Chief
                                    Executive Officer since 1967 and as Chairman since 1992.
                                    In May of 1994, JHF sold its retail home furniture interest and is presently engaged in real estate and investment holdings.



                                                 Principal Occupation
                                                 Business Experiences                                   Director
Name and Age                                     and Other Directorships                                 Since
------------                                     -----------------------                                 -----

John S.P. Samford, 53               Mr. Samford is President and sole owner of Samford                    1984
                                    Capital Corporation, an investment holding company
                                    which he formed in 1989.

J. Wallace Nall, Jr., 63            Mr. Nall is President of Nall Development                             1991
                                    Corporation and a General Partner of Nall Partnership, Ltd.
                                    He has held these positions since 1981. Nall Development
                                    Corporation is an investment holding company and Nall
                                    Partnership, Ltd. is a real estate investment and
                                    development company.

F. Wayne Pate, 68                   Mr. Pate retired as President of the Company on                      1992
                                    May 31, 2000.  He served as President from November 1,
                                    1998 until retirement. He also served as President of
                                    Golden Flake Snack Foods, Inc., a wholly-owned subsidiary of the Company from September 20, 1991, to November 1, 1998.

Joann F. Bashinsky, 71              Mrs. Bashinsky is Vice President of SYB, Inc.,which                  1996
                                    position she has held since 1981. SYB, Inc. is an investment holding company, which is the principal owner of the Company.
                                    Mrs. Bashinsky also serves as Vice President of Bashinsky Foundation,
                                    Inc., a private charitable foundation. Mrs. Bashinsky is
                                    the wife of Sloan Y. Bashinsky, Sr., who is Director
                                    Emeritus of the Company.

Mark W. McCutcheon, 48              Mr. McCutcheon is Chief Executive Officer and                        1999
                                    President of the Company and President of Golden Flake
                                    Snack Foods, Inc., a wholly-owned subsidiary of the Company. He has served as President and Chief Executive Officer of the
                                    Company since April 4, 2001 and as President of Golden Flake since
                                    November 1, 1998.  He has been employed by Golden Flake since 1980.

     Sloan Y. Bashinsky, Sr., the husband of Joann F. Bashinsky is a "control person" by reason of his beneficial ownership of voting securities.

Committees Of The Board Of Directors

     The Company has a Compensation Committee, a Stock Option Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.
     During the fiscal year ended May 31, 2003, the Compensation Committee and Stock Option Committee was made up of John S. Stein, John S.P. Samford, James I. Rotenstreich, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Compensation Committee met once during fiscal year 2003. The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers.
     The Stock Option Committee met once during fiscal year 2003. The Stock Option Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the 1996 Long Term Incentive Plan.
     During the fiscal year ended May 31, 2003, the Audit Committee was made up of James I. Rotenstreich, John S.P. Samford and Edward R. Pascoe, all of whom are independent members, as defined by the National Association of Security Dealers, Inc. D. Paul Jones, Jr. resigned from the Board of Directors and the Audit Committee on April 4, 2003. The Audit Committee met twice during fiscal year 2003. See "Report of the Audit Committee of the Board of Directors."

Meetings Of The Board Of Directors and Committees

     During the fiscal year ended May 31, 2003, there were four regular meetings of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met twice during the year. All incumbent directors attended all of the meetings of the Board and the Committees on which they served, except J. Wallace Nall, Jr. who attended 75% of the Board meetings.

Compensation Of Directors

     During the fiscal year ended May 31, 2003, the Company paid each of its non-employee Directors a retainer of $300 per month and all Directors, including Directors who were employees of the Company, were paid a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

     Stock Ownership Reporting By Directors And Officers

     Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, certain Executive Officers and beneficial owners of more than ten percent of the stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Monthly Reports, and 5, Annual Reports. Based upon a review of copies of such reports, representations that no reports were due to be filed by Directors, Executive Officers or beneficial owners of more than ten percent of the stock of the Company, the Company believes that Section16(a) filing requirements applicable to its Directors, Executive Officers and beneficial owners of more than ten percent of the stock of the Company were complied with during the fiscal year 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation paid or accrued by the Company and its subsidiary during the fiscal years 2001, 2002 and 2003 to the Company's Chairman of the Board, Chief Executive Officer and to the two most highly compensated executive officers, other than the Chairman of the Board and Chief Executive Officer, whose compensation exceed $100,000.

                                       SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                          Annual Compensation                    Compensation
                                          -------------------                       Awards
                                                                                 --------------
                                                                    Other Annual Securities Underlying  All Other
Name and                                 Salary        Bonus        Compensation   Options/SARs      Compensation
Principal Position        Year             ($)          ($)             ($)         (#) (1)                ($)
------------------        ----          --------      --------      -----------   --------------     ------------

John S. Stein (a)         2003                 -             -           -             -                       -
Chairman, President       2002          $250,000       $18,493           -        40,000                 $143,341
and Chief Executive       2001          $246,375       $16,810           -             -                 $137,190
Officer

Mark W. McCutcheon (b)    2003          $210,000             -           -             -                  $43,800(2)(3)(4)
President and             2002          $175,000       $18,493           -        40,000                  $16,380
Chief Executive Officer   2001          $137,500       $16,810           -             -                  $15,981
and President of Golden
Flake Snack Foods, Inc.

Randy Bates (c)           2003          $145,000             -           -             -                   $8,030(2)(3)
Executive Vice            2002          $125,000       $13,490           -        30,000                   $7,808
President of Sales,       2001          $100,000       $ 2,046           -             -                   $7,494
Marketing and Transportation

David Jones (d)           2003          $125,000             -           -             -                   $7,735(2)(3)
Executive Vice            2002          $100,000       $ 8,994           -        30,000                   $7,450
President of              2001          $ 87,000       $ 2,046           -             -                   $1,214
Operations, Human
Resources and Quality
Control

(1) During the 2003 fiscal year, no incentive stock options were granted under the 1996 Long Term Incentive Plan.

(2)  Includes  Director fees paid by the Company and its  subsidiary as follows:
     Mr. McCutcheon, $14,000; Mr. Bates, $6,000; Mr. Jones, $6,000.

(3) Includes contributions to the Company's and subsidiary's Profit Sharing Plan and Employee Stock Ownership Plan as follows: Mr. McCutcheon, $2,800; Mr. Bates, $2,030; Mr. Jones $1,735.

(4) Includes amounts accrued of $27,000, but not paid, to provide for future payments under a Salary Continuation Plan for Mr. McCutcheon. The plan provides for payments of up to $120,000 per year for 15 years following death or retirement at age 65, and a reduced benefit in the event of disability prior to retirement. The Plan is funded in part with life insurance on the life of Mr. McCutcheon, and during fiscal year 2003, insurance premiums of $46, 910 were paid.

(a) John S. Stein served as Chairman of the Board for fiscal years 2001 and 2002. He served as Chief Executive Officer during fiscal 2001 until April 4, 2001. He also served as President during fiscal year 2001 from June 1, 2000 until April 4, 2001. Mr. Stein retired as an employee of the Company on May 31, 2002, but continues to serve the Company in a consulting capacity and as Chairman of the Board.

(b) Mark W. McCutcheon has served as President of Golden Flake Snack Foods, Inc. since November 1, 1998. He has served as President and Chief Executive Officer of the Company since April 4, 2001.

(c) Randy Bates has served as Executive Vice President of Sales, Marketing and Transportation since October 26, 1998.

(d) David Jones has served as Executive Vice President of Operations, Human Resources and Quality Control since May 20, 2002. He was Vice President of Manufacturing from 1998 to 2002 and Vice President of Operations from 2000 to 2002.

401 (k) Profit Sharing Plan And Employee Stock Ownership Plan

     The Company and its subsidiary each maintain a 401 (k) Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of their employees. Annual contributions are made to the plans in amounts as determined by the Board of Directors of each company. Contributions to the Employee Stock Ownership Plan are invested in stock of the Company which is held for the account of the participating employees and is distributed to the employees upon their retirement or termination of employment. All contributions to the Profit Sharing Plan and Employee Stock Ownership Plan are allocated to the accounts of the participating employees based upon their annual compensation and each employee account vests 100% in the employee after three years of service. The contribution to the plans for the fiscal year ended May 31, 2003 was $231,332, with the following amounts being credited to the accounts of the following persons named in the Summary Compensation Table: Mark McCutcheon $2,800; Randy Bates $2,030; and David Jones $1,735. (See Summary Compensation Table on page 8
- These amounts are included within compensation shown in table.)

     The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc.; and John H. Shannon, Vice President, Secretary and Controller of the Company.

1996 Long Term Incentive Plan

     On September 27, 1996, the Company's shareholders approved the Golden Enterprises, Inc. 1996 Long Term Incentive Plan (the "1996 Plan"). The purpose of the 1996 Plan is to further the growth in earnings and market appreciation of the Company by providing long term incentives to those officers and key employees of the Company or its subsidiaries who make substantial contributions to the Company through their ability, loyalty, industry and invention.

     The 1996 Plan is administered by the Stock Option Committee of the Board of Directors.

     The 1996 Plan authorizes the Stock Option Committee to grant to officers and key employees in the 1996 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights ("SARs") (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be in stock, cash or a combination thereof), and (v) supplemental cash payments. Persons eligible to participate in the 1996 Plan shall be those officers and key employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Company or its subsidiaries. Participants are chosen from this group by the Stock Option Committee.

     Shares Reserved for Issuance. The aggregate number of shares of the Company's common stock which may be issued under the 1996 Plan may not exceed 500,000. Shares subject to options granted under the 1996 Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the 1996 Plan is 100,000.

     Stock Options. The Stock Option Committee is authorized to determine the terms and conditions of all option grants, subject to certain specific limitations as set forth in the 1996 Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of the Company's common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Stock Option Committee, or, in the discretion of the Stock Option Committee, in the form of unrestricted common stock of the Company owned by the optionee.

     Stock Appreciation Rights. The Stock Option Committee is authorized to grant SARs either independent of or in connection with stock options granted under the 1996 Plan. The exercise of SARs will entitle the holder thereof to an amount (the "appreciation") equal to the difference between the fair market value of the common stock on the date the SAR was issued (or, in the case of SARs issued in connection with options, the exercise price under the related option agreement) and the fair market value of a share of common stock of the Company on the date the SAR is exercised. The appreciation will be payable in cash or common stock of the Company at the discretion of the Stock Option Committee. The exercise of SARs granted in connection with options will terminate those options.

     The exercise of SARs which are paid in common stock will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the 1996 Plan.

     Restricted Stock. The Stock Option Committee is authorized to award restricted stock under the1996 Plan subject to such terms and conditions as the Stock Option Committee may determine. The Stock Option Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Stock Option Committee may determine. The Stock Option Committee has the discretion to make loans to the recipients for the purchase price of the restricted stock and to accel-erate the vesting of the restricted stock on a case by case basis at any time.

     Performance Units. The Stock Option Committee may grant performance units under which payment may be made to the participant upon the attainment of specific performance goals. Such performance goals will be established by the Stock Option Committee and will relate to the performance of the Company (or any segment thereof) over a specified performance period, as judged under any business criteria deemed appropriate by the Stock Option Committee, including, without limitation, growth in earnings, the ratio of earnings to shareholder's equity or the ratio of earnings to total capital. The Stock Option Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit. Such payment may be made, at the Stock Option Committee's discretion, in cash or common stock of the Company (based on the then current fair market value of such stock).

     Supplemental Cash Payments. A stock option, SAR, restricted stock or performance unit award may provide for the Company to make a supplemental cash payment to a participant. Payments may be made for the purpose of, but not limited to, assisting the employee in paying income taxes resulting from an award under the 1996 Plan. In no event shall the amount of cash payment exceed the value of the award to which it relates.

     During the fiscal year ended May 31, 2003, no incentive stock options or other rights were granted under the 1996 Plan to officers and key employees of the Company or its subsidiary. No executive officer exercised options during fiscal year 2003. Information concerning outstanding options is set forth in the following table.

           Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

 (a)                             (b)                    (c)                    (d)                  (e)
                                                                           Number of Secur-      Value of
                                                                           ties Underlying      Unexercised
                                                                            Unexercised         In-the-Money
                                                                            Options/SARs at     Options/SARs
                                                                            FY-End (#)           at FY-End ($)

                            Shares Acquired                                Exercisable/         Exercisable/
Name                         on Exercise (#)     Value Realized ($)       Unexercisable        Unexercisable
------------                 ---------------     ------------------       -------------        -------------

John S. Stein                       0                        0                60,000/0               $0/0
Chairman

Mark W. McCutcheon                  0                        0                60,000/0               $0/0
CEO

Randy Bates                         0                        0                29,000/0               $0/0

David Jones                         0                        0                30,000/0               $0/0


Compensation Committee Interlocks and Insider Participation

     During fiscal year 2003, the Compensation Committee of the Board of Directors (the "Compensation Committee") was comprised of John S. Stein, John S.P. Samford, James I. Rotenstreich, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. None of the members, with the exception of John S. Stein who is Chairman of the Board, are officers or employees of the Company or its subsidiary. F. Wayne Pate retired as President of the Company on May 31, 2000.

     Compensation Committee Report On Executive Compensation for the Fiscal Year Ended May 31, 2003.

     The Compensation Committee reviews the compensation structure of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc. ("Golden Flake"), a whollyowned subsidiary, and recommends to the Board the appropriate base and incentive bonus compensation of such officers.

     The Stock Option Committee during fiscal 2003 was made up of James I. Rotenstreich, John S. P. Samford, John S. Stein, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Stock Option Committee determines the key employees of the Company and Golden Flake to whom stock options and stock appreciation rights are granted under the 1996 Long Term Incentive Plan.

     The Company's executive compensation program consists of three primary components: base salary, annual incentive bonus, and grants of stock options and stock appreciation rights.

     Base salary is the foundation of executive compensation. Base salaries are reviewed annually and adjusted, if deemed appropriate, based upon recommendations of the Compensation Committee after its review of recommendations received from the Chairman of the Board ("Chairman").

     Annual incentive bonus formulas are established for the Chief Executive officer (CEO), President and the top executive officer of Golden Flake. The CEO, President and the top executive officer of Golden Flake are paid a percentage of the company's pre-tax operating earnings that exceed a targeted return on equity.

     The base salaries and incentive bonus formulas for fiscal 2003 reported in this Proxy Statement were recommended by the Compensation Committee in April, 2002 to the Board. The Compensation Committee received and reviewed recommendations from the Chairman, which recommendations were based upon a number of factors, including overall earnings of the Company and Golden Flake, pre-tax earnings from operations, return on equity, the financial performance of the Company and its subsidiary, the complexities of the job, and individual performance and achievements of each of the executive officers.

     In reviewing the recommendations of the Chairman and in making its recommendations to the Board, the Compensation Committee undertook a subjective consideration of the executive officers' base salaries and incentive bonus formulas that was not related to any specific qualitative or quantitative criteria.

     The Board's approval of such recommendations of the Compensation Committee have generally been based on its subjective analysis of what it considers to be a reasonable and appropriate base salary and incentive bonus formula for the CEO and other executive officers taking into consideration their individual job responsibilities and the financial performance of the Company during the prior fiscal year.

     The Company has used stock options and stock appreciation rights to reward the performance of executives. These are granted under the 1996 Long Term Incentive Plan. Grant of stock options and stock appreciation rights are made by the Stock Option Committee to key employees after considering the recommendations of the Chairman.

     The Compensation Committee believes that the incentive bonus formulas and stock options/stock appreciation rights assure that a significant portion of the CEO's compensation relate to the Company's performance.

     The base salary and  incentive  bonus formula for Mark W.  McCutcheon,  the
Company's CEO, during fiscal year 2003 were determined based upon his responsibilities and contributions to the Company and the performance of the Company. During fiscal 2003, Mr. McCutcheon received an increase in base salary of 20% from $175,000 to $210,000. Mr. McCutcheon's incentive bonus formula which was based upon a pre-determined percentage of the Company's pre-tax operating earnings that exceeded a target of return on equity, produced a bonus of $0 for fiscal 2003. Mr. McCutcheon did not receive any stock options during fiscal 2003.

     In April of 2003, the Compensation Committee held its regular meeting to consider and recommend compensation for the fiscal year beginning June 1, 2003. At that meeting, the Compensation Committee, upon recommendation of John S. Stein, Chairman, and employing the factors and criteria set out above, recommended that the base salary for Mark W. McCutcheon as President and CEO of $210,000 remain unchanged from the prior year. The recommendations of the Compensation Committee were approved by the Board of Directors.

     Compensation Committee: J. Wallace Nall, Jr., John S. P. Samford, James I. Rotenstreich, John S. Stein, Joann F. Bashinsky, and F. Wayne Pate.

Shareholder Return Performance Graph

     The following graph illustrates, for the period commencing May 31, 1998, and ending May 31, 2003, the yearly percentage change in the cumulative total shareholder return on the Company's common stock as compared with the cumulative total returns of other companies included within the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group.

     The Company has selected a Peer Group consisting of the four publicly-traded companies named below which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

   COMPARISON OF FIVE YEAR CULMULATIVE TOTAL RETURN AMONG THE COMPANY, NASDAQ
                       STOCK MARKET INDEXT AND PEER GROUP

DATE                       THE COMPANY          NASDAQ STOCK MARKET                PEER GROUP

1998                            100                              100                    100
                             95.295                           111.01                 90.753
1999                         71.612                          141.038                 82.918
                             52.236                          190.709                 74.703
2000                         57.835                          193.316                 59.484
                             72.366                          148.228                 64.361
2001                         80.317                          120.198                 78.403
                             79.712                          110.418                 95.701
2002                          98.87                            92.47                120.778
                              87.33                           85.242                 98.758
2003                         51.118                           91.894                 96.649

                             [SEE SUPPLEMENTAL PDF]


     This graph assumes that $100 was invested in the Company's common stock on May 31, 1998, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consisted of Lance, Inc., J & J Snack Foods Corp., Tasty Baking Co. and Ralcorp Holdings, Inc. and that dividends were reinvested.

                              CERTAIN TRANSACTIONS

     During the fiscal year ended May 31, 2003, the law firm of Spain & Gillon, L.L.C., of which John P. McKleroy, Jr. is a member, served as General Counsel and performed various legal services for the Company and its subsidiary. The firm will continue to perform legal services for the current fiscal year.

     During the fiscal year ended May 31, 2003, Golden Flake Snack Foods, Inc. ("Golden Flake"), a wholly-owned subsidiary of the Company, leased 20 delivery vans from SYB, Inc., a corporation primarily owned and controlled by Sloan Y. Bashinsky, Sr. This lease was executed in a prior year. Golden Flake used the delivery vans in its ordinary course of business of distributing snack food products. During the fiscal year, Golden Flake paid an average monthly lease payment of $777.00 per month for each delivery van. Upon expiration of the delivery van lease on May 31, 2004, Golden Flake has the option to purchase the vans at their salvage value of $8,000 per van.

     Golden Flake owns a Cessna Citation II Airplane for business use. Sloan Y. Bashinsky, Sr. has leased the plane for personal use of up to 100 flight hours per year. The lease requires monthly payments of $20,000. During fiscal year 2003, Mr. Bashinsky paid lease payments to Golden Flake of $240,000, and also paid all flight crew expenses for flights used by him. The lease is structured so that the costs of ownership, maintenance, and operation of the plane to Golden Flake are offset by the lease payments and payment of the flight crew expenses on flights used by Mr. Bashinsky. The lease is for a term of one year and automatically renews annually on each February 1, unless Golden Flake or Mr. Bashinsky elects to terminate the same. The current lease term will expire on January 31, 2004. Mr. Bashinsky's personal use of the plane is coordinated with Golden Flake so as not to interfere with Golden Flake's business use.

     The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee reviews with the independent auditors, the corporate controller and the Company's general counsel the results of the independent auditor's annual report on the Company's financial statements. The Audit Committee also reviews and confers with management and the Board of Directors with respect to the selection of the Company's independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committee's duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

     The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended May 31, 2003 with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61 "). The Audit
Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 and has discussed with the independent auditors their independence. The Audit Committee has also discussed with the management of the Company and Dudley, Hopton-Jones, Sims and Freeman, PLLP, such other matters and received such assurances from them as deemed appropriate by the Audit Committee.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on form 10-K for filing with the Securities and Exchange Commission.

     The Audit Committee has considered whether the provision of the non-audit services performed by Dudley, Hopton-Jones, Sims and Freeman PLLP, as described on Page 16 hereof is compatible with maintaining Dudley, Hopton-Jones, Sims and Freeman PLLP's independence.

     Members of the Audit Committee: James I. Rotenstreich, John S. P. Samford and Edward R. Pascoe.

                            INDEPENDENT ACCOUNTANTS

     Dudley, Hopton-Jones, Sims & Freeman, PLLP, Certified Public Accountants ("Dudley, Hopton- Jones") were selected by the Audit Committee and ratified by the Board of Directors as the independent accountants to audit the Company's financial statements for the fiscal year ended May 31, 2003. Dudley, Hopton-Jones has served as independent auditors to the Company since 1977.

     Representatives of Dudley, Hopton-Jones will be present at the annual meeting and will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from stockholders.

     During the fiscal years ended May 31, 2003 and 2002, Dudley, Hopton-Jones, Sims & Freeman PLLP provided various audit and non-audit services to the Company and its subsidiary. As a part of their services as the Company's auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also assisted in the preparation of the Company's Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.

     During fiscal years 2003 and 2002, Dudley, Hopton-Jones billed the company for services provided in the following categories and amounts:

     Audit Fees. Dudley, Hopton-Jones billed the Company $89,425 for audit services for the Company's annual financial statements for the fiscal year 2003 and for the review of the the financial statements included in the Company's quarterly reports on Form 10- Q filed for the first three quarters of fiscal 2003. Dudley, Hopton-Jones billed the Company $76,635 for audit services for the fiscal year 2002.

     Audit-Related Fees. Dudley, Hopton-Jones did not provide any audit related services to the Company for the fiscal years ended May 31, 2003 and 2002.

     Tax Fees: Dudley, Hopton-Jones billed the Company $14,000 for tax services for the fiscal year ended May 31, 2003. Tax services included tax planning, tax advice and the preparation of tax reports. During the fiscal year ended May 31, 2002, Dudley, Hopton- Jones billed the Company $14,900 for tax services.

     All Other Fees. Dudley, Hopton-Jones did not provide any other services to the Company other than those described above nor were there any other fees billed to the Company other than those described above.

The Audit Committee is required to pre-approve all services to be rendered by the Company's Independent Auditors prior to performance of such services. Pre-approval of services may be done in one of two ways, specific pre-approval or general pre-approval. With the use of specific pre-approval, the Audit Committee must specifically pre-approve the services that are to be rendered by the Independent Auditors prior to their engagement to render such services. The Audit Committee has elected to implement the specific pre-approved policy and procedure. As a result, all services provided by the Independent Auditors must be specifically pre-approved by the Audit Committee.

     The services of the Independent Auditors described above hereof were specifically pre-approved by the Audit Committee prior to the engagement of the Independent Auditors to render such services. The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Company's policy to select its principal accountants after the preceding year's audit has been completed and the Company has had time to consider the selection.

                              FINANCIAL STATEMENTS

Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended May 31, 2003, are contained in the 2003 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders must do so in writing received by the Company on or before May 31, 2004. Any other stockholder proposals for the Company's 2004 Annual Meeting of Stockholders must be received no later than July 27, 2004. The proposals must comply with all applicable statues and regulations. Any such proposals should be submitted to Golden Enterprises, Inc.,
Attention: John H. Shannon, Vice President & Secretary, 2140 11th Avenue South, Suite 208, Birmingham, Alabama 35205.

                                 OTHER BUSINESS

It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matter which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            John S. Stein
                                            Chairman

[This page intentionally left blank.]

[This page intentionally left blank.]

Golden Enterprises, Inc.
GLDC

Proxy Card for Annual Stockholders Meeting
September 30, 2003 at 11:00 a.m. Birmingham Time



PROXY                        This Proxy is Solicited on Behalf of the Board of
                             Directors

GOLDEN ENTERPRISES, INC.             The undersigned hereby appoints John S.
Suite 208, 2140 11th Avenue South    Stein and John H. Shannon as Proxies, each
Birmingham, Alabama 35205            with the power to appoint his substitute,
                                     and to vote as designated below, all the
                                     shares of common stock of Golden
                                     Enterprises, Inc. held of record by the
                                     undersigned on August 8, 2003 at the annual
                                     meeting of stockholders to be held on
                                     September 30, 2003, or any adjournment
                                     thereof.
Annual Meeting of Stockholders
September 30, 2003
---------------------------------

ELECTION OF              FOR all nominees listed below  [ ]   WITHOUT AUTHORITY                      [ ]
DIRECTORS                (except as designated to the         to vote for all nominees listed below
                         contrary below)

                         John S. Stein, Edward R. Pascoe, John P. McKleroy, Jr. James I. Rotenstraich,
                         John S.P. Samford, J. Wallace Nall, Jr., F. Wayne Pate, Joann F. Bashinsky,
                         Mark W. McCutcheon

                         (INSTRUCTION: To withold authority for any individual nominee, write that nominee's name in the space provided below)
----------------------------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, which business the Board of Directors was not aware of before July 27, 2003.

The proxy when proerly executed will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted for the election of directors. (To be signed on the other side).

                              (Continued on back)

The Board of Directors knows of no other matters that may properly be or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the proxy of their substitutes will vote in accordance with their best judgement on such matters.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated September 5, 2003, and the 2003 Annual Report to Stockholders.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



---------------------------------, Date    -------------------------------------
                                           Signature

PLEASE MARK SIGN, DATE AND RETURN THE      -------------------------------------
PROXY CARD PROMPTLY USING THE ENCLOSED     Signature if held jointly
ENVELOPE